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                                                                    EXHIBIT 3.16

                            ARTICLES OF INCORPORATION

                                       of

                    AGRICULTURAL INDEMNITY INSURANCE COMPANY


         The undersigned incorporators, in order to form an insurance corporation under the insurance laws and the Business Corporation Act of the State of Vermont, certify as follows:

                                    ARTICLE I
                                      Name

         The name of the corporation is Agricultural Indemnity Insurance Company, (hereinafter referred to as the "Corporation").

                                   ARTICLE II
                           Registered Office and Agent

         The registered office of the Corporation is located at 100 Bank Street, Suite 610, Burlington, Vermont 05401, and the registered agent at such address is Marsh Management Services Inc.

                                   ARTICLE III
                                    Purposes

         The purposes of the Corporation are to engage in the business of insuring and reinsuring various types of risk and to carry on and conduct any other lawful business or activity permitted insurance companies under Vermont law.

                                   ARTICLE IV
                                Authorized Shares

         The Corporation shall be a stock company, and shall be authorized to issue 1,000 shares of common stock without par value. The shares of common stock shall together have unlimited voting rights and shall together be entitled to receive the net assets of the Corporation upon dissolution.



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                                    ARTICLE V
                                    Directors

         The initial Board of Directors shall consist of three (3) persons, and the names and mailing addresses of the members of the initial Board of Directors are:

         Gary Swoverland, 4001 Lexington Avenue North, Arden Hills, Minnesota 55126

         Jeff Price, 4001 Lexington Avenue North, Arden Hills, Minnesota 55126

         Chris Varin, 100 Bank Street, Suite 610, Burlington, Vermont 05401

                                   ARTICLE VI
                             Liability of Directors

         A Director of the Corporation shall have no liability to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, solely as a Director, based on a failure to discharge such Director's duties in accordance with Section 8.30 of Title 11A of the Vermont Statutes Annotated, except liability for (a) the amount of a financial benefit received by the Director to which the Director is not entitled; (b) an intentional or reckless infliction of harm by the Director on the Corporation or the Shareholder; (c) the Director's violation of Section 8.33 of Title 11A of the Vermont Statutes Annotated, or (d) an intentional or reckless criminal act by the Director.

                                  ARTICLE VIII
                                  Incorporators

         The names and mailing addresses of the incorporators are:

         James E. Clemons, 435 Guyette Road, East Montpelier, VT 05461

         Cara B. Griswold, 96 Brookside Drive, Waterbury Center, VT 05677

         Kurt A. Lutes, 292 Drown Road, Randolph, VT 05060



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         Dated at Montpelier, Vermont, this 26th day of November, 2002.


                                               /s/ JAMES E. CLEMONS
                                               ---------------------------------
                                               James E. Clemons - Incorporator

                                               /s/ CARA B. GRISWOLD
                                               ---------------------------------
                                               Cara B. Griswold - Incorporator


                                               /s/ KURT A. LUTES
                                               ---------------------------------
                                               Kurt A. Lutes - Incorporator



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